PROMISSORY NOTE

$4,000,000.00 **May 9, 2013**

For purposes hereof the following terms are defined:

(i) **Borrower** shall mean **PANACHE BEVERAGE INC,** a Florida corporation.

(ii) **Lender** shall mean **CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD**, a company, organized under the laws of the Cayman Islands.

(iii) **Maturity Date** shall mean the earlier of: a) May ___, 2016; or (b) upon the occurrence of a Significant Transaction (as that term is defined in that certain "Loan Agreement" executed contemporaneously herewith).

(iv) **Principal Amount** shall mean **FOUR MILLION DOLLARS ($4,000,000.00) plus capitalized interest due from May 9, 2013 through and including December 31, 2013.**

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, the Principal Amount, together with interest on the amount outstanding from day to day at the rate hereafter set forth. Interest shall be calculated and paid at the rate of 1/360th of annual interest for each day that the Principal Amount, or any portion thereof, is outstanding.

Prior to maturity or acceleration of the amounts due hereunder, interest shall accrue on the Principal Amount outstanding at the rate of eight percent (8%) per annum.

Accrued interest only, commencing on May 9, 2013, shall be payable quarterly in arrears on December 31, March 31, June 30 and September 30 of each year, provided the first payment due December 31, 2013 will be capitalized and added to the outstanding principal balance, so effectively the first payment will be due on March 31, 2014 .

ON THE MATURITY DATE THE ENTIRE OUTSTANDING PRINCIPAL AMOUNT, TOGETHER WITH ALL ACCRUED INTEREST, SHALL BECOME DUE AND PAYABLE.

The Borrower, and each one of them, if more than one, jointly and severally, promises and agrees to pay in the event of a default, all costs and expenses incurred in the collection of this Note, including reasonable attorney's fees, and also those costs, expenses and attorney's fees incurred in appellate proceedings.

This Note is payable in United States dollars at the Lender's offices at 3101 N. Federal Highway, Suite 502, Fort Lauderdale, FL 33306 or at such other place as the payee or holder hereof may hereafter designate in writing. All payments shall be applied first to accrued interest and then to principal.

This Note may be prepaid in whole or in part at any time, without premium or penalty. Any partial prepayment shall be applied against the Principal Amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.

The provisions of this Note shall be construed and interpreted and all rights and obligations hereunder determined in accordance with Florida law. Borrower and Lender agree that jurisdiction and venue of any dispute arising from this Note shall be in Broward County, Florida. All nouns and pronouns

contained in this instrument shall mean and include the plural as well as the singular, and the masculine, feminine and neuter gender whenever and wherever the context so admits or requires.

If default be made in the payment of any installment of interest or principal due under this Note, or upon the occurrence of any of the events set forth in the Loan Agreement, and after the expiration of any grace period or the giving of any notice, or both, provided for in the Loan Agreement, the entire outstanding Principal Amount and all accrued interest shall, at the option of Lender, become due and payable immediately without notice or further demand. Failure to exercise the option shall not constitute a waiver of the subsequent right to exercise such option. WHILE IN DEFAULT THIS NOTE SHALL BEAR INTEREST AT AN ANNUAL RATE OF SEVENTEEN PERCENT (17%) AS CALLED FOR IN THE LOAN AGREEMENT.

If Lender does not elect to exercise the option hereinabove granted, or having elected to do so, permits the Borrower to reinstate this Note, Borrower shall pay to the Lender a late charge of five percent (5%) of any quarterly installment not received by Lender within 10 days after the installment is due, unless such payment is already subject to interest accruing at the Default Rate. The late charge is not a penalty but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by Borrower to Lender without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and Lender has no obligation to accept late payment. The acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising in this Note. Further, Lender's failure to collect a late payment charge at any time shall not constitute a waiver of Lender's right to thereafter, at any time and from time to time (including, without limitation, upon acceleration of this Note or upon payment in full of all sums evidenced by this Note), collect such previously uncollected late payments or to collect such late payment charge on subsequent accruing late payments.

Upon the occurrence and during the continuance of a default, Lender is authorized, without notice to Borrower (the giving of notice being expressly waived by Borrower) to set off and apply any indebtedness owing by Lender to Borrower against the indebtedness evidenced by this Note, although then contingent or unmatured. Lender agrees to notify Borrower after any such setoff and application; provided, however, that failure to give such notice shall not affect the validity of such setoff and application; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of a default even though such charge is made or entered on the books of Lender subsequent thereto. The rights of Lender under this provision are in addition to any other rights and remedies which Lender may have.

Any default by Borrower hereunder shall entitle Lender to exercise all the rights and remedies which may be stated in the loan documentation governing such loan, including specifically, but without limitation, the right of acceleration and foreclosure of all property which is collateralized to the Lender.

Additionally, any default under this Note shall be a default under that certain note dated December 21, 2012 executed by Borrower in the sum of $2,100,000.00 (the "Other Note"), and any default under the Other Note shall constitute a default under this Note.

The post judgment rate of interest for any judgment entered pursuant to this Note or any other loan document executed in connection herewith shall be the lesser of: (i) the default rate set forth in this Note; or (ii) the rate established by the Comptroller of the State of Florida pursuant to Section 55.03 (1), Florida Statutes.

Borrower and all sureties, endorsers and guarantors of this Note, to the extent not otherwise stated in the Loan Agreement, hereby (a) waive demand, presentment for payment, notice of nonpayment,

protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any of the collateral (the "Collateral") securing the obligations evidenced by this Note; (b) agree to any substitution, exchange, addition or release of any of the Collateral or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute any suit, or to exhaust his, their or its remedies against Borrower or any other person or party to become liable hereunder or against the Collateral in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of the foregoing; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Lender or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note, and any other documents securing this Note.

Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given, delivered and received when either (i) delivered in person to the address designated herein for that purpose, (ii) on the first business day after delivery to an overnight courier (e.g. Federal Express, Airborne) as evidenced by the sender's copy, addressed as set forth herein, or (iii) three (3) days after deposited in the United States Mail, by certified mail, postage prepaid, return receipt requested, addressed to the other party at the address set forth herein.

The Lender does not intend to violate any applicable usury laws. Accordingly, all agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid Principal Amount hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced hereunder (including all interest on this Note, any loan fees payable in connection herewith, and the aggregate of all other amounts taken, reserved or charged pursuant to this Note, the Loan Agreement, or any other document securing this Note, which, under applicable laws is or may be deemed to be interest) exceed the maximum rate allowed by applicable law. If, from any circumstances whatsoever, fulfillment of any obligation hereof or of the Loan Agreement or any other document securing this Note, at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced by this Note to exceed the maximum rate of interest allowed by applicable law, then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that the Lender shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid Principal Amount due hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to the Borrower. This provision shall control every other provision of all agreements between the Borrower and the Lender.

Nothing herein shall be deemed to limit any rights, powers or privileges which the Lender may have by reason of its being a state banking association pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by the Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF

EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

PANACHE BEVERAGE INC, a Florida corporation

By: [signature]
Name: James Dale
Title: CEO

G:\data\Belt\Consilium Loan to Panache\loan $3MM\Loan Docs\Revised Docs\Promissory Note (Clean).doc